      As filed with the Securities and Exchange Commission on June 5, 1998.

                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ---------

                              FORM S-8 ON FORM S-3

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ---------

                       AMERICAN PRECISION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                             16-1284388
     (State or other jurisdiction                   (IRS Employer
    of incorporation or organization)             Identification No.)

                               2777 WALDEN AVENUE
                             BUFFALO, NEW YORK 14225
                                 (716) 684-9700

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JOSEPH P. KUBAREK
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                             800 Fleet Bank Building
                              Twelve Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       AMERICAN PRECISION INDUSTRIES INC.
                        1998 EMPLOYEES STOCK OPTION PLAN

                       AMERICAN PRECISION INDUSTRIES INC.
                         1997 OFFICERS STOCK OPTION PLAN

                       AMERICAN PRECISION INDUSTRIES INC.
            1995 DIRECTORS STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            (Full title of the plans)

Approximate date of commencement of proposed sale to the public:

         From time to time after the effective date of this Registration
Statement

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                      [   ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.         [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                   [   ]


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                          [   ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                      [   ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ---------------------- -------------- ------------------- --------------
                                                                     Proposed
                                                                      maximum          Proposed
                                                                     offering          maximum
                                                   Amount              price          aggregate         Amount of
         Titles of each class of                    to be               per            offering       registration
       securities to be registered               registered            share            price              fee
------------------------------------------- ---------------------- -------------- ------------------- --------------

    Common Stock ($.66 2/3 par value)        734,516 shares (a)     $18.17 (b)     $13,343,384 (b)      $3,936.30
=========================================== ====================== ============== =================== ==============


         (a) Indicates 1) the number of shares of common stock, $.66 2/3 par value, ("Common Stock") authorized and reserved for issuance and which may be sold upon the exercise of options which previously have been granted and/or may be granted to certain persons under the American Precision Industries Inc. 1998 Employees Stock Option Plan (450,000 shares) and the American Precision Industries Inc. 1997 Officers Stock Option Plan (200,000 shares), and 2) the additional number of shares of Common Stock authorized and reserved for issuance and which may be sold upon the exercise of options which previously have been granted and/or may be granted to directors under the 1995 Directors Stock Option Plan, as Amended and Restated (84,516 shares). In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, the number of shares registered hereby shall automatically be increased to cover such additional shares in accordance with Rule 416(a).

         (b) In compliance with Rule 457 of the Securities Act of 1933, as amended, estimated solely for the purpose of computing the registration fees, as follows: i) as to 518,300 shares now under option on the basis of the aggregate price at which such shares may be purchased by the Optionees, and ii) as to the 216,216 shares for which options have not yet been granted on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on May 28, 1998 of $18.9375.

                                     PART I

         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of Common Stock of American Precision Industries Inc. pursuant to the benefit plans referred to herein. The documents containing the information required by Part I of the Registration Statement will be sent or given to the plan participants. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered shares Common Stock acquired pursuant to the benefit plans referred to herein and for the reofferings and resales of registered shares of Common Stock of American Precision Industries Inc. which may be issued in the future upon the exercise of options granted under the benefit plans referred to herein (hereinafter such prospectus will be referred to as the "Prospectus").

Prospectus
----------
                       AMERICAN PRECISION INDUSTRIES INC.

                          84,316 Shares of Common Stock
                Issuable upon exercise of options covered by the
                       American Precision Industries Inc.
            1995 Directors Stock Option Plan, As Amended and Restated

                         450,000 shares of Common Stock
                Issuable upon exercise of options covered by the
                       American Precision Industries Inc.
                        1998 Employees Stock Option Plan

                         200,000 shares of Common Stock
                Issuable upon exercise of options covered by the
                       American Precision Industries Inc.
                         1997 Officers Stock Option Plan

                                    --------

This Prospectus is being used in connection with the offering from time to time by certain stockholders who may be deemed to be affiliates ("Selling Stockholders") of American Precision Industries Inc. (the "Company"), of shares of the common stock, par value $.66 2/3 per share, of the Company ("Common Stock"), which may be acquired upon the exercise of stock options pursuant to the American Precision Industries Inc. 1995 Directors Stock Option Plan, as Amended and Restated, 1998 Employees Stock Option Plan, and 1997 Employees Stock Option Plan (collectively, the "Plans"). The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders, but will receive funds upon the exercise of the options covered by the Plans.

The Common Stock offered hereby may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange ("NYSE") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in connection with such sales. All discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission (the "Commission") and of registering or qualifying the shares will be paid by the Company.

The Common Stock of the Company is listed on the NYSE under the symbol "APR". The closing price of the Company's Common Stock as reported on the NYSE on June 3, 1998 was $19.00.

                                    --------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

                         The date of this Prospectus is
                                June 5, 1998.

No person is authorized to give any information or to make any representation, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Company with the Commission may be inspected at, and, upon payment of the Commission's customary charges, copies obtained from the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices at:
Seven World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may be obtained upon written request addressed to the Commission at the Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site containing reports, proxy statements, and other information regarding the Company at http://www.sec.gov. In addition, the Common Stock is listed on the NYSE and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

In addition, the Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "INCORPORATION OF DOCUMENTS BY REFERENCE". Such requests should be directed to American Precision Industries Inc., 2777 Walden Avenue, Buffalo, NY 14225, Attention: Vice President-Finance, or call (716) 684-9700.

The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Act and the rules and regulations promulgated thereunder, with respect to the shares of Common Stock pursuant to the benefit plans referred to herein. This Prospectus constitutes the Prospectus of the Company, filed as part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the Commission noted above, and copies of which can be obtained from the Commission at prescribed rates as indicated above. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                TABLE OF CONTENTS


                                                                          PAGE

The Company ................................................................4


Selling Stockholders........................................................4


Plan of Distribution........................................................6


Incorporation of Certain Documents by Reference.............................7


Legal Matters...............................................................7


Experts.....................................................................7


Indemnification of Directors and Officers...................................8

                                  THE COMPANY

American Precision Industries Inc., a Delaware corporation, was organized in 1986 as successor to a New York corporation of the same name which had been organized in 1947. As of May 29, 1998, the Company has sixteen manufacturing subsidiaries which are organized in three groups: the Heat Transfer Group, the Motion Technologies Group, and the Electronic Components Group. The Company's products are sold to original equipment manufacturers and other industrial users. Approximately 29% of the Company's consolidated sales are to customers outside North America. The Company has approximately 2,000 employees. The principal offices of the Company are located at 2777 Walden Avenue, Buffalo, New York 14225. The Company's telephone and fax numbers are (716) 684-9700 and (716) 684-2155, respectively.

                              SELLING STOCKHOLDERS

The following table sets forth the name of each Selling Stockholder, each of whom is, unless otherwise indicated, a director of the Company, the number of shares of Common Stock owned by him as of May 1, 1998, prior to the offering pursuant to this Prospectus, the maximum number of shares that may be offered by him pursuant to this Prospectus and the amount of Common Stock to be owned by him after completion of the offering pursuant to this Prospectus.

                                                                                                SHARES OF
                                                                                                 COMMON
                                         SHARES OF               SHARES OF                        STOCK
                                           COMMON                 COMMON                          TO BE
                                           STOCK                   STOCK                          OWNED
                                          OWNED ON              REGISTERED                AFTER SALE OF SHARES
               NAME                     MAY 1, 1998              HEREUNDER
------------------------------------  -----------------  --------------------------       ----------------------

John M. Albertine                               14,456                       4,300 (3)                   14,456
Bernard J. Kennedy                               3,781                       7,700 (3)                    3,781
Holger Hjelm                                         0                       1,500 (3)                        0
Douglas J. MacMaster, Jr.                        4,000                       8,100 (3)                    4,000
Klaus K. Oertel                                    500                       6,900 (3)                      500
Victor A. Rice                                     999                       4,900 (3)                      999
Jerre L. Stead                                   5,000                       4,500 (3)                    5,000
Kurt Wiedenhaupt (1)                            19,422                     350,000 (2)                   19,422
Ungranted Options                                                           46,616 (4)
Totals                                          48,158                     434,516                       48,158

(1) Mr. Wiedenhaupt is also President and Chief Executive Officer of the Company and has served as such since 1992.

(2) Includes (a) 200,000 shares subject to an option granted to Mr. Wiedenhaupt pursuant to the 1997 Officers Stock Option Plan, and (b) 150,000 shares, which represent the maximum number of shares subject to options which may be granted Mr. Wiedenhaupt under the 1998 Employees Stock Option Plan.

(3) Represents shares subject to options granted under the 1995 Directors Stock Option Plan, as Amended and Restated, from shares registered hereunder.

(4) Represents options which may be granted under the 1995 Directors Stock Option Plan, as Amended and Restated, from shares registered hereunder and which have not been allocated to any Selling Stockholder but may in the future be so allocated, listed as "Ungranted Options".

                              PLAN OF DISTRIBUTION

The Common Stock may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commission or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealer and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing and filing this Prospectus and the related Registration Statement. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Act and the Exchange Act, including without limitation, Regulation M thereunder.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company incorporates herein by reference the following documents filed with the Commission:

(a)    The Company's Annual Report on Form 10-K for the year ended December 31,
       1997.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

(c) The description of the Common Stock contained in the registration statement on Form 8-A of the Company (File No. 1-5601) filed under the Exchange Act declared effective on August 8, 1991.

All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock offered pursuant to this Prospectus, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

                                  LEGAL MATTERS

Legal matters with respect to the Common Stock being offered hereby, have been passed upon for the Company by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York.


                                     EXPERTS

The consolidated financial statements incorporated in this Prospectus and the Registration Statement of which it is a part by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, the law of the jurisdiction in which the Company is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in any suit or proceeding to which they are parties as long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, as long as they had no reasonable cause to believe their conduct to be unlawful. The Company's Certificate of Incorporation provides that the Company shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was made or is threatened to be made a party to or involved in any action, suit or proceeding by reason of the fact that he or a person for whom he is serving as legal representative is or was a director or officer of the Company or served or serves any other enterprise at the request of the Company as a director, officer, employee, or agent.

The Company has also entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers. The Indemnification Agreement provides that the Company shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he was or is a party to or is otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at its request in certain capacities of another entity, against losses incurred in connection with such proceeding. This indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was criminal. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the agreement for nonderivative proceedings, except that indemnification is not available to an Indemnitee who is adjudged liable to the Company unless a court determines otherwise.

The Company's Certificate of Incorporation contains a provision which limits a director's personal liability for monetary damages to the Company or its stockholders under certain circumstances. It provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of his fiduciary duty as a director except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) act or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) any transactions from which the director derived any improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore enforceable.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.         Incorporation of Documents by Reference
       (Form S-8)

       American Precision Industries Inc. (the "Company" or the "Registrant") incorporates herein by reference the following documents filed with the Securities and Exchange Commission:

       (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

       (c) The description of the Common Stock contained in the registration statement on Form 8-A of the Company (File No. 1-5601) filed under the Securities Exchange Act of 1934 and declared effective on August 8, 1991.

       All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

       Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities
       (Form S-8)

       Not applicable.

Item 5.         Interests of Named Experts and Counsel
       (Form S-8)

       Not Applicable.


Item 6.         Indemnification of Directors and Officers
       (Form S-8) and Item 15 (Form S-3)

       Section 145 of the Delaware General Corporation Law, the law of the jurisdiction in which the Registrant is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in any suit or proceeding to which they are parties as long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, as long as they had no reasonable cause to believe their conduct to be unlawful. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was made or is threatened to be made a party to or involved in any action, suit or proceeding by reason of the fact that he or a person for whom he is serving as legal representative is or was a director or officer of the Registrant or served or serves any other enterprise at the request of the Registrant as a director, officer, employee, or agent.

       The Registrant has also entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers. The Indemnification Agreement provides that the Registrant shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he was or is a party to or is otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at its request in certain capacities of another entity, against losses incurred in connection with such proceeding. This indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was criminal. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the agreement for nonderivative proceedings, except that indemnification is not available to an Indemnitee who is adjudged liable to the Registrant unless a court determines otherwise.

       The Registrant's Certificate of Incorporation contains a provision which limits a director's personal liability for monetary damages to the Registrant or its stockholders under certain circumstances. It provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for a breach of his fiduciary duty as a director except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) act or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transactions from which the director derived any improper personal benefit.

Item 7.         Exemption from Registration Claimed
       (Form S-8)

       Not applicable.

Item 8.         Exhibits
       (Form S-8) and Item 16 (Form S-3)

         Exhibit
         Number                            Description of Exhibits
         -------------      ----------------------------------------------------

         4(a) American Precision Industries Inc. 1998 Employees Stock Option Plan (incorporated herein by reference to Annex A in the Company's definitive Proxy Statement dated March 25, 1998).

         4(b) American Precision Industries Inc. 1997 Employees Stock Option Plan (incorporated herein by reference to Annex B in the Company's definitive Proxy Statement dated March 25, 1998).

         4(c) American Precision Industries Inc. 1995 Directors Stock Option Plan as Amended and Restated (incorporated herein by reference to Annex C in the Company's definitive Proxy Statement dated March 25,
                            1998).

         5                  Opinion of Jaeckle Fleischmann & Mugel, LLP. *

         23(a) Consent of Jaeckle Fleischmann & Mugel, LLP (included in their opinion filed as Exhibit 5).

         23(b)              Consent of Price Waterhouse LLP.*

-----------------
* Filed herewith

Item 9.         Undertakings
       (Form S-8) and Item 17 (Form S-3)

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cheektowaga, State of New York, on May 30, 1998.



                                    AMERICAN PRECISION INDUSTRIES INC.




                                    By:   /s/ John M. Murray
                                          ----------------------------------
                                          John M. Murray
                                          Vice President - Finance

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Kurt Wiedenhaupt and Bruce McH. Kirchner his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                          TITLE                                    DATE
---------------------------------------- --------------------------------------------------------- ----------------------
/s/ Kurt Wiedenhaupt                     Chairman of the Board,                                    May  30, 1998
---------------------------------        President and Chief Executive Officer
Kurt Wiedenhaupt

/s/ Bruce McH. Kirchner                  Vice President and Chief Financial Officer                May  30, 1998
---------------------------------        (Principal Financial Officer)
Bruce McH. Kirchner

/s/ Mark E. Wood                         Corporate Controller                                      May  30, 1998
---------------------------------        (Principal Accounting Officer)
Mark E. Wood

/s/ John M. Albertine                    Director                                                  May  30, 1998
---------------------------------
John M. Albertine

/s/ Holger Hjelm                         Director                                                  May  30, 1998
---------------------------------
Holger Hjelm

/s/ Bernard J. Kennedy                   Director                                                  May  30, 1998
---------------------------------
Bernard J. Kennedy

/s/ Douglas J. MacMaster, Jr.            Director                                                  May 30, 1998
---------------------------------
Douglas J. MacMaster, Jr.

/s/ Klaus K. Oertel                      Director                                                  May 30, 1998
---------------------------------
Klaus K. Oertel

                                         Director
---------------------------------
Victor A. Rice

/s/ Jerre L. Stead                       Director                                                  May 30, 1998
---------------------------------
Jerre L. Stead